                                                                     EXHIBIT 4.6




         ANY UNITED STATES PERSON WHO HOLDS THIS SECURITY WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTION 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.

         THIS SECURITY IS A TEMPORARY GLOBAL SECURITY, WITHOUT COUPONS OR CONVERSION RIGHTS, EXCHANGEABLE FOR DEFINITIVE BEARER SECURITIES WITH INTEREST COUPONS OR REGISTERED SECURITIES WITHOUT INTEREST COUPONS. THE RIGHTS ATTACHING TO THIS GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

         NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST OR ANY PAYMENTS HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

                        THERMO INSTRUMENT SYSTEMS INC.
                    (Incorporated in the State of Delaware)


                4% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2005
                     GUARANTEED ON A SUBORDINATED BASIS BY
                          THERMO ELECTRON CORPORATION
                    (Incorporated in the State of Delaware)

                       TEMPORARY GLOBAL BEARER DEBENTURE

         Thermo Instrument Systems Inc., a Delaware corporation (herein referred to as the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to bearer upon presentation and surrender of this global Security the principal sum of $____________ United States Dollars plus any premium, if any, on January 15, 2005 and to pay interest thereon from January 21, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15 in each year, commencing July 15, 1998, at the rate of 4% per annum, and Additional Amounts, if any, until the principal hereof is paid or duly provided for; provided, however, that interest, Additional Amounts, if any, and any other payments on this global Security shall be payable only after the issuance of the definitive Securities for which this global Security is exchangeable and, in the case of definitive Securities in bearer form, only upon presentation and surrender (at an Office or Agency located outside the United States, except as otherwise provided in the Indenture referred to below) of the appropriate Coupons appertaining thereto.

         This global Security is one of a duly authorized issue of Securities of the Company designated as specified in the title hereof, issued and to be issued in one or more series under the

Indenture, dated as of January 15, 1998 (the "Indenture") by the Company and Thermo Electron Corporation, as guarantor, to Bankers Trust Company, as Trustee (the "Trustee", which term includes any successor Trustee under the Indenture). This global Security is a temporary security and is exchangeable in whole or from time to time in part without charge upon request of the Holder hereof for definitive Securities in bearer form, with interest Coupons attached, commencing on the date 40 days after the later of (i) the first closing date relating to the sale of the Securities or (ii) the date of the closing relating to the sale of the Securities acquired pursuant to the exercise of the over-allotment option granted by the Company to the Underwriters, upon certification, in the forms set forth as Exhibits D and E of the Indenture for such purpose, that the beneficial owner or owners of this global Security (or, if such exchange is only for a part of this global Security, of such part) are not United States persons or other persons who have purchased such Security for resale to United States persons. Definitive Securities in bearer form to be delivered in exchange for any part of this global Security shall be delivered only outside of the United States. This global Security will be exchangeable for definitive Securities in registered form at any time without the certification requirements set forth above; provided that such exchange is permitted by the rules and procedures then in effect of Cedel and Euroclear, and provided, further, that if and so long as Securities in registered form are represented solely by a permanent global Security in registered form, this global Security will only be exchangeable for an interest in the permanent global Security in registered form as set forth in the Indenture.

         Until exchanged in full for definitive Securities, this global Security shall in all respects be entitled to the same benefits under, and subject to the same terms and conditions of, the Indenture as definitive Securities authenticated and delivered thereunder, except that neither the Holder hereof nor the beneficial owners of this global Security shall be entitled to receive payment of interest or any other payments hereon, except as provided above, or to convert this global Security into shares of Common Stock of the Company or any other security, cash or other property.

         THIS GLOBAL SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, UNITED STATES OF AMERICA, EXCEPT THAT THE RIGHTS, PROTECTIONS, OBLIGATIONS, INDEMNITIES, AND IMMUNITIES OF THE TRUSTEE UNDER THIS GLOBAL SECURITY AND THE INDENTURE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS OF EITHER STATE.

         All terms used in this global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Unless the certificate of authentication hereon has been manually executed by an authorized signatory of the Trustee, this global Security shall not be entitled to any benefit under the Indenture or valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this global Security to be duly executed under its facsimile corporate seal.

Dated: January __, 1998
                                    THERMO INSTRUMENT SYSTEMS INC.


                                    By:
                                       -----------------------------------------
                                      Name:
                                      Title:
Attest:

--------------------------
Secretary
[SEAL]

                         CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                 BANKERS TRUST COMPANY,
                                                   as Trustee


                                                 By:
                                                    -------------------------
                                                    Authorized Officer

                                   GUARANTEE

         For value received, Thermo Electron Corporation, a corporation organized under the laws of the State of Delaware (herein called the "Guarantor," which term includes any successor corporation under this Indenture referred to in the Security upon which this Guarantee is endorsed), hereby unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee on behalf of the Trustee and such Holder the due and punctual payment of the principal of, premium, if any, and interest and Additional Amounts, if any, on such Security, any other amount due and payable pursuant to the terms of the Indenture and the due and punctual payment of the sinking fund or analogous payments referred to therein if any, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption, repayment at the option of the Holder or otherwise, according to the terms thereof and of the Indenture. In case of the failure of Thermo Instrument Systems Inc., a corporation organized under the laws of Delaware (herein called the "Company," which term includes any successor corporation under such Indenture), punctually to make any such payment of principal, premium, if any, or interest or Additional Amounts, if any, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment at the option of the Holder or otherwise, and as if such payment were made by the Company.

         The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional (except as to the specific subordination provisions contained in Article Eighteen of the Indenture), irrespective of, and shall be unaffected by, any invalidity, subordination, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives the benefits of diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by strict and complete performance of the obligations contained in such Security and this Guarantee. The Guarantor hereby agrees that, in the event of a default in payment of principal of, premium, if any, and interest, and Additional Amounts, if any, on such Security, or default in any sinking fund or analogous payment referred to therein, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, on the terms and conditions set forth in the Indenture, directly against the Guarantor to enforce this Guarantee without first proceeding against the Company.

         The Guarantor shall be subrogated to all rights of the Holder of such Security and the Trustee against the Company in respect of any amounts paid to such Holder by the Guarantor on account of such Security pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the
                                               --------  -------
Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium, if any, and interest and Additional Amounts, if any, on all Securities issued under such Indenture shall have been paid in full.

         Claims under this Guarantee are, to the extent provided in the Indenture, subject in right of payment to the prior payment in full of all Senior Guarantor Indebtedness, and this Guarantee is issued subject to the provisions of the Indenture with respect thereto. Each Holder of a Security upon which this Guarantee is endorsed, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his, her or its attorney-in-fact for any and all such purposes.

         No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional (except as to the specific subordination provisions contained in Article Eighteen of the Indenture), of the due and punctual payment of principal, premium (if any), and interest and Additional Amounts, if any, on the Security upon which this Guarantee is endorsed.

         This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Security upon which this Guarantee is endorsed shall have been manually executed by or on behalf of the Trustee under such Indenture.

         All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

         This Guarantee shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts, and for all purposes shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed under its corporate seal and dated the date on the face hereof.

                                            THERMO ELECTRON CORPORATION


Attest:______________________________       By: ________________________________

                                            Title: _____________________________